Exhibit 99.1

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CONTACT:	Corporate Communications 404-715-2554 news archive at news.delta.com Investor Relations 404-715-2170

Delta Reports Financial and Operating Performance for October 2012

ATLANTA, Nov. 2, 2012 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for October 2012.

During the month of October, Delta’s unit revenues improved 5.5 percent versus prior year, primarily due to corporate revenue gains and continued capacity discipline.

In response to Hurricane Sandy, Delta cancelled over 3,500 flights in October, which caused a two percent system capacity reduction versus prior year.  The company is estimating that the hurricane negatively impacted October revenues by $45 million and reduced October profit by approximately $20 million.  Delta is still assessing the impact to November, but expects it to be less than October.  Delta’s October unit revenue improvement was approximately one point higher than it would have been without the hurricane impact.

Delta’s New York area operations are recovering from the storm’s disruption. As of Thursday, Delta is operating at close to full schedule at New York-JFK and Newark, and operating at 80 percent of its normal schedule at LaGuardia. The company anticipates flying a full schedule at LaGuardia today.

“I’m proud of the efforts of Delta’s employees throughout the system in responding to the devastation of Hurricane Sandy and taking care of our customers,” said Richard Anderson, Delta’s chief executive officer. “It’s during events such as these that the team’s dedication to our passengers really shines.”

Despite the impacts of the hurricane, Delta continued to have excellent operational performance in October. Delta’s completion factor was 98.0%, and 85.5% of flights arrived on-time.

The company’s financial and operational performance is detailed below.

Preliminary Financial and Operational Results
October Consolidated PRASM change year over year	5.5%
Projected December quarter fuel price per gallon, adjusted	$3.15 - 3.20
October On-time performance (preliminary DOT A14)	85.5%
October Mainline completion factor	98.0%

Note: Fuel price includes taxes, transportation, settled hedges, and hedge premiums, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves more than 160 million customers each year. During the past year, Delta was named domestic “Airline of the Year” by the readers of Travel Weekly magazine, was named the “Top Tech-Friendly U.S. Airline” by PCWorld magazine for its innovation in technology, won the Business Travel News Annual Airline Survey and was the recipient of 12 Executive Travel Magazine Leading Edge Awards for U.S. airlines. With an industry-leading global network, Delta and the Delta Connection carriers offer service to nearly 313 destinations in 58 countries on six continents. Headquartered in Atlanta, Delta employs 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, a world-class airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta is investing more than $3 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

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Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of the rapid spread of contagious illnesses; and the effects of terrorist attacks.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of November 2, 2012, and which we have no current intention to update.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Oct 2012	Oct 2011	Change		Oct 2012	Oct 2011	Change

RPMs (000):
Domestic	9,695,519	9,779,263	(0.9%)		96,875,221	97,097,076	(0.2%)
Delta Mainline	7,750,000	7,676,545	1.0%		77,114,494	76,606,421	0.7%
Regional	1,945,519	2,102,718	(7.5%)		19,760,727	20,490,655	(3.6%)
International	6,335,111	6,200,864	2.2%		66,843,057	66,675,315	0.3%
Latin America	949,463	850,055	11.7%		11,498,217	11,038,265	4.2%
Delta Mainline	936,892	834,727	12.2%		11,360,584	10,865,527	4.6%
Regional	12,571	15,328	(18.0%)		137,632	172,738	(20.3%)
Atlantic	3,383,974	3,489,098	(3.0%)		34,610,114	35,953,767	(3.7%)
Pacific	2,001,674	1,861,711	7.5%		20,734,727	19,683,283	5.3%
Total System	16,030,631	15,980,127	0.3%		163,718,278	163,772,391	(0.0%)

ASMs (000):
Domestic	11,444,588	11,596,848	(1.3%)		114,809,444	116,439,360	(1.4%)
Delta Mainline	9,029,487	8,985,361	0.5%		89,944,073	90,405,785	(0.5%)
Regional	2,415,101	2,611,487	(7.5%)		24,865,371	26,033,575	(4.5%)
International	7,499,062	7,697,781	(2.6%)		80,193,884	82,476,958	(2.8%)
Latin America	1,158,065	1,101,793	5.1%		14,125,647	14,000,000	0.9%
Delta Mainline	1,139,889	1,076,137	5.9%		13,921,308	13,741,763	1.3%
Regional	18,176	25,656	(29.2%)		204,339	258,237	(20.9%)
Atlantic	3,933,327	4,224,659	(6.9%)		41,083,376	44,139,546	(6.9%)
Pacific	2,407,669	2,371,329	1.5%		24,984,861	24,337,412	2.7%
Total System	18,943,650	19,294,629	(1.8%)		195,003,327	198,916,318	(2.0%)

Load Factor:
Domestic	84.7%	84.3%	0.4	pts	84.4%	83.4%	1.0	pts
Delta Mainline	85.8%	85.4%	0.4	pts	85.7%	84.7%	1.0	pts
Regional	80.6%	80.5%	0.1	pts	79.5%	78.7%	0.8	pts
International	84.5%	80.6%	3.9	pts	83.4%	80.8%	2.6	pts
Latin America	82.0%	77.2%	4.8	pts	81.4%	78.8%	2.6	pts
Delta Mainline	82.2%	77.6%	4.6	pts	81.6%	79.1%	2.5	pts
Regional	69.2%	59.7%	9.5	pts	67.4%	66.9%	0.5	pts
Atlantic	86.0%	82.6%	3.4	pts	84.2%	81.5%	2.7	pts
Pacific	83.1%	78.5%	4.6	pts	83.0%	80.9%	2.1	pts
Total System	84.6%	82.8%	1.8	pts	84.0%	82.3%	1.7	pts

Mainline Completion	98.0%	99.7%	(1.7)	pts
Factor

Passengers Boarded	14,060,273	13,950,958	0.8%		139,102,929	138,348,803	0.5%

Cargo Ton Miles (000):	205,342	208,024	(1.3%)		1,996,377	1,980,333	0.8%

Endnote:

a Results include flights operated under contract carrier arrangements.